UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:   April 18, 2005

Commission File Number 1-6227

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

    Delaware                                 42-0823980
            (State of Incorporation)    (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On April 18, 2005, Lee Enterprises, Incorporated (the “Company”) reported its results for the second fiscal quarter ended March 31, 2005. The Company is furnishing the related earnings release under Item 2.02. The following exhibit is included herein:

EXHIBIT 99.1   Earnings Release - Second Quarter Ended March 31, 2005

The earnings release contains several non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of all non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: April 18, 2005	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

EXHIBIT 99.1 Earnings Release - Second Quarter Ended March 31, 2005

                   201 N. Harrison St.
                   Davenport, IA 52801-1939
                   www.lee.net

NEWS RELEASE

Lee Enterprises earnings rise 11.1%
as advertising revenue climbs 7.5%

DAVENPORT, Iowa (April 18, 2005) — Newspaper publisher Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 40 cents for its second fiscal quarter ended March 31, 2005. The results represent an increase of 11.1 percent over earnings of 36 cents a year ago.

“Lee posted another standout quarter, and we’re especially gratified to see such continued good revenue growth and margin improvement on top of our strong results a year ago,” said Mary Junck, chairman and chief executive officer. “Again, we credit our focus on revenue and the other basics of our business, including readership and circulation, strong local news, online growth and careful cost control.”

Advertising revenue for the quarter increased 7.5 percent from a year ago to $125.1 million, with growth of 6.2 percent in retail, 6.3 percent in classified, 24.0 percent in national, 8.2 percent in niche and 28.4 percent in online advertising. Circulation revenue declined 2.2 percent. Total operating revenue increased 5.2 percent to $168.7 million. On a same property basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total advertising revenue for the quarter increased 5.1 percent from a year ago and total operating revenue increased 3.7 percent.

Operating expenses, excluding depreciation and amortization, increased 4.4 percent to $126.9 million, with compensation up 2.9 percent, newsprint and ink up 10.5 percent and other expenses up 4.8 percent. All categories of expenses were affected by acquisitions made in the current or prior year. Same property operating expenses, excluding depreciation and amortization, increased 2.9 percent in the quarter, with compensation up 2.0 percent, newsprint and ink up 9.3 percent and other operating expenses up 1.8 percent.

Operating cash flow(1) increased 7.7 percent to $41.8 million. Operating cash flow margin(1) was 24.8 percent, compared with 24.2 percent a year ago. Operating income, which includes equity in net income of associated companies and depreciation and amortization, rose 10.9 percent to $31.5 million. Income from continuing operations increased 11.0 percent to $18.1 million. Net income increased 14.2 percent to $18.1 million.

YEAR TO DATE

For the six months ended March 31, 2005, advertising revenue increased 8.0 percent to $264.9 million, and total operating revenue increased 5.8 percent to $352.8 million. Operating expenses, excluding depreciation and amortization, rose 5.3 percent to $256.6 million, led by an increase of 8.9 percent for newsprint and ink. Operating cash flow increased 7.3 percent to $96.2 million.

Operating cash flow margin was 27.3 percent, compared with 26.9 percent a year ago. Operating income rose 9.5 percent to $77.0 million. Income from continuing operations increased 10.8 percent to $45.1 million. Net income increased 11.9 percent to $45.1 million.

On a same property basis, total advertising revenue for the six months ended March 31, 2005, increased 5.5 percent from a year ago and total operating revenue increased 4.1 percent.

Tables follow. Expanded tables with same property comparisons are available at www.lee.net/financial.

Lee Enterprises operates 44 daily newspapers in 19 states, along with associated online services, and 200 weekly newspapers, shoppers and specialty publications. Lee stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee, including revenue statistics for March, is available at www.lee.net.

On Jan. 30, 2005, Lee and Pulitzer Inc. (NYSE: PTZ) announced that they have entered into a definitive agreement for Lee to acquire all of Pulitzer’s capital stock for a cash purchase price of $64 per share, with enterprise value totaling $1.46 billion based upon a value of $64 per share. The boards of directors of both companies have unanimously approved the transaction. The transaction is subject to customary closing conditions and approval by Pulitzer shareholders. The transaction is expected to close by the end of the second calendar quarter of 2005. Pulitzer’s 14 daily newspapers include the St. Louis Post-Dispatch.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended				Six Months Ended
		March 31				March 31

(Thousands, Except EPS Data)	2005	2004	%		2005	2004	%

Operating revenue:
Advertising revenue:
Retail	$68,519	$64,545	6	.2%	$151,857	$143,872	5	.6%
National	5,708	4,603	24.0		12,257	9,293	31.9
Classified:
Daily newspapers:
Employment	12,360	10,694	15.6		23,165	19,874	16.6
Automotive	9,238	9,613	(3.9)		19,106	19,661	(2.8)
Real estate	8,750	8,033	8.9		17,540	16,031	9.4
All other	5,386	5,341	0.8		11,492	11,060	3.9
Other publications	8,415	7,858	7.1		16,963	15,437	9.9

Total classified	44,149	41,539	6.3		88,266	82,063	7.6
Niche publications	3,268	3,019	8.2		5,934	5,113	16.1
Online	3,453	2,690	28.4		6,576	4,985	31.9

Total advertising revenue	125,097	116,396	7.5		264,890	245,326	8.0

Circulation	31,806	32,529	(2.2)		64,258	65,509	(1.9)
Commercial printing	5,127	4,864	5.4		10,507	9,727	8.0
Online services & other	6,665	6,555	1.7		13,124	12,766	2.8

Total operating revenue	168,695	160,344	5.2		352,779	333,328	5.8

Operating expenses:
Compensation	70,954	68,974	2.9		142,683	137,358	3.9
Newsprint and ink	16,066	14,534	10.5		32,893	30,214	8.9
Other operating expenses	39,906	38,064	4.8		81,025	76,082	6.5

Operating expenses,
excluding depreciation
and amortization	126,926	121,572	4.4		256,601	243,654	5.3

Operating cash flow(1)	41,769	38,772	7.7		96,178	89,674	7.3
Depreciation	5,165	5,062	2.0		10,110	9,622	5.1
Amortization	6,409	6,909	(7.2)		12,970	13,665	(5.1)

Operating income, before
equity in net income of
associated companies	30,195	26,801	12.7		73,098	66,387	10.1
Equity in net income of
associated companies	1,287	1,589	(19.0)		3,880	3,881	(0.0)

Operating income	31,482	28,390	10.9		76,978	70,268	9.5

Non-operating income:
Financial income	189	267	(29.2)		467	565	(17.3)
Financial expense	(2,747)	(3,398)	(19.2)		(5,586)	(6,934)	(19.4)
Other, net	(65)	(266)	N	M	(65)	(294)	N	M

	(2,623)	(3,397)	(22.8)		(5,184)	(6,663)	(22.2)

Income from continuing
operations before
income taxes	28,859	24,993	15.5		71,794	63,605	12.9
Income tax expense	10,795	8,721	23.8		26,719	22,936	16.5

Income from continuing
operations	18,064	16,272	11.0		45,075	40,669	10.8
Discontinued operations	-	(458)	N	M	-	(376)	N	M

Net income	$18,064	$15,814	14	.2%	$45,075	$40,293	11	.9%

Earnings per common share:
Basic:
Continuing operations	$0.40	$0.36	11	.1%	$1.00	$0.91	9	.9%
Discontinued operations	-	(0.01)	-		-	(0.01)	-

Net income	$0.40	$0.35	14	.3%	$1.00	$0.90	11	.1%

Diluted:
Continuing operations	$0.40	$0.36	11	.1%	$1.00	$0.90	11	.1%
Discontinued operations	-	(0.01)	-		-	(0.01)	-

Net income	$0.40	$0.35	14	.3%	$1.00	$0.90	11	.1%

Average common shares:
Basic	45,086	44,742			45,057	44,658
Diluted	45,315	45,050			45,279	44,945

SELECTED BALANCE SHEET INFORMATION

		March 31

(Thousands)	2005		2004

Cash and temporary cash investments	$1,168		$14,289
Total assets	1,384,783		1,408,520
Debt, including current maturities	165,000		263,600
Stockholders' equity	910,325		837,015

NOTES:

(1)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in net income of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) represent non-GAAP financial measures. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is reflected in the tables accompanying this release. The Company believes that operating cash flow and the related margin ratio are useful measures of evaluating its financial performance because of their focus on the Company’s results from operations before depreciation and amortization. The Company also believes that these measures are several of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(2)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(3)

Same property comparisons exclude acquisitions and divestitures made in the current or prior year. Same property revenue also excludes revenue of Madison Newspapers, Inc., (MNI). Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(4)	The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a “Safe Harbor” for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100